PROMISSORY NOTE


July  16,  2001               $10,000


     This agreement is being made between Silicon South, Inc. (hereafter referred to as the Borrower) and World Ventures, LLC (hereafter referred to as the Lender). For value received, the undersigned promises to pay to the order of World Ventures, LLC at San Diego, CA, or such other place as the holder hereof may designate, the sum of Ten Thousand dollars ($10,000) together with interest at the rate of 12% per annum on the unpaid balance from date until paid, principal and interest payable as follows:

     Principal and interest shall be paid in full within (12) twelve months which will be on or before July 16, 2002.

     The Borrower agrees to pay a set up fee of $350.00 on the date of this note.

     If default be made in the payment of any installment under this note and if such default is not made good within 10 days, the entire principal sum and any outstanding interest shall at once become due and payable without notice at the option of the holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Presentment for payment, notice of non-payment, protest and notice of protest are each hereby expressly and severally waived by the makers and all endorsers hereof and in case the payment shall not be made at maturity, it is agreed by all parties hereto that all costs of collection and a reasonable attorney's fee may be collected as a part hereof.



By  Borrower:__________________
Mathew  Rule,
Silicon  South,  Inc.


By  Lender:____________________
Natalie  Shahvaran,  Managing  Partner
World  Ventures,  LLC


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